EXHIBIT 21.1


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                                                                    EXHIBIT 21.1


                         THE ESTEE LAUDER COMPANIES INC.

                            SIGNIFICANT SUBSIDIARIES

All significant subsidiaries are wholly-owned by The Estee Lauder Companies Inc. and/or one or more of its wholly-owned subsidiaries.

                                                     Jurisdiction
                       Name                       in which Organized
          --------------------------------        ------------------

          Aveda Corporation                            Delaware

          Aveda Services Inc.                          Delaware

          Clinique Laboratories, Inc.                  Delaware

          ELCA Cosmeticos LDA                          Portugal

          Estee Lauder International, Inc.             Delaware